UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2006

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of Principal Executive Offices, Including Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

Pricing of Public Offering

On July 12, 2006, we announced that we priced an underwritten public offering of $200 million in aggregate principal amount of 8-3/4% Senior Subordinated Notes due 2018, or the 8-3/4% Notes. The 8 3/4% Notes will be sold at 100% of par. The net proceeds to us from this offering are expected to be $196.8 million, after paying the underwriter’s discounts and commissions and estimated expenses. We intend to use the net proceeds from this offering to fund our offer to purchase and consent solicitation relating to our outstanding 8-1/4% Senior Subordinated Notes due 2011, or the 8-1/4% Notes, which was separately announced on July 11, 2006, for the possible repayment, repurchase or retirement of other indebtedness, including outstanding indebtedness under our revolving credit facility and for general corporate purposes, including possible future acquisitions and investments. A copy of our press release announcing the pricing of the public debt offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The public debt offering of the 8-3/4% Notes will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

The tender offer to purchase and consent solicitation will be made only by means of our Offer to Purchase and Consent Solicitation Statement dated July 11, 2006 and related materials. This Current Report on Form 8-K shall not constitute an offer to purchase or a consent solicitation with regard to the 8-1/4% Notes.

London Facility Fire

We experienced a fire at our facility located at Prologis Park, Twelvetrees Crescent, London, England just before midnight local time on Wednesday July 12, 2006. All employees were evacuated safely and the cause of the fire is currently under investigation. This facility primarily stored archival and inactive business records for London area businesses. We have initiated communication activities with affected customers and will continue active communications as more information becomes known.

The leased facility, constructed in 2002, is one of more than 900 facilities in our global portfolio and one of 30 facilities serving the greater London area. This facility was equipped with modern fire detection and suppression equipment and we believe that these systems functioned as designed. Despite immediate response by the London fire brigade, damage to the building was extensive and the building appears to be a total loss. We believe we carry adequate insurance and are in the process of assessing the impact of the fire but do not expect that this event will be material to our consolidated results of operations or financial condition. Revenues from this facility represent less than 1% of our consolidated enterprise revenues.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated as of July 12, 2006, by and among Iron Mountain Incorporated, certain subsidiaries of Iron Mountain Incorporated and Bear, Stearns & Co. Inc.
99.1	Press Release of Iron Mountain Incorporated, dated July 12, 2006, regarding the pricing of Iron Mountain Incorporated’s public debt offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/ GARRY B. WATZKE
Name:	Garry B. Watzke
Title:	Senior Vice President and General Counsel

Date: July 13, 2006